Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 7, 2024	Brandon J. Haspett Investor Relations 716-857-7697	Timothy J. Silverstein Treasurer 716-857-6987

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2024 fiscal year.

FISCAL 2024 FIRST QUARTER SUMMARY
•GAAP net income of $133.0 million, or $1.44 per share, compared to GAAP net income of $169.7 million, or $1.84 per share, in the prior year.
•Adjusted operating results of $135.2 million, or $1.46 per share, compared to $169.5 million, or $1.84 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Exploration & Production segment produced 101 Bcf of natural gas, an increase of 11% from the prior year, and 8% higher than the fiscal 2023 fourth quarter, driven by strong operational execution in its Eastern Development Area.
•Gathering segment earnings increased $4.1 million, or 17%, from the prior year primarily as a result of an increase in throughput from both Seneca Resources and third-party producers.
•Utility segment earnings increased by $2.7 million, or 11%, from the prior year primarily due to an increase in base rates from our 2023 Pennsylvania jurisdiction rate case settlement.
•Seneca Resources achieved a peer-leading “A” grade under Equitable Origin's EO100TM Standard for 100% of Appalachian natural gas production, as part of an annual verification audit.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had a strong start to fiscal 2024, with solid operational execution across our businesses. We continued to see excellent well results in our Eastern Development Area (“EDA”), which led to double-digit increases in Seneca’s production and Gathering segment throughput. As we continue to high-grade our upstream activity and focus our development activities in the EDA where we have more than a decade of high-quality inventory, we expect an ongoing improvement in capital efficiency and free cash flow generation.

“In our regulated businesses, the positive impacts of our recently settled rate case in Pennsylvania drove increased Utility earnings. As we move through the remainder of this year and into 2025, we expect our other ongoing rate proceedings will contribute to a further improvement in earnings. Longer-term, the continued need to invest in modernizing our infrastructure positions us well to deliver additional growth for the foreseeable future.

“Taken together, the long-term outlook for meaningful growth in our regulated businesses, improving capital efficiency and free cash flow generation potential from our non-regulated operations, and the strength of our investment grade balance sheet, position the Company to deliver significant shareholder value well into the future.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2023	2022
Reported GAAP Earnings	$133,020	$169,689
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	4,198	—
Tax impact of unrealized (gain) loss on derivative asset	(1,151)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,049)	(209)
Tax impact of unrealized (gain) loss on other investments	220	44
Adjusted Operating Results	$135,238	$169,524

Reported GAAP Earnings Per Share	$1.44	$1.84
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.03	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	—
Adjusted Operating Results Per Share	$1.46	$1.84

FISCAL 2024 GUIDANCE UPDATE

National Fuel is revising its fiscal 2024 earnings guidance to reflect the results of the first quarter, along with updated forecast assumptions and projections. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $4.90 to $5.20 per share, a decrease of $0.60 per share from the midpoint of the Company’s prior guidance range. The decrease from the Company’s prior earnings guidance primarily reflects the impact of lower natural gas price expectations, partially offset by the improved outlook for both production and lease operating and transportation expense (“LOE”) in the Exploration and Production segment.

The Company is now assuming that NYMEX natural gas prices will average $2.40 per MMBtu for the remainder of fiscal 2024, a decrease of $0.85 per MMBtu from the $3.25 per MMBtu assumed in the previous guidance. For guidance purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

The Exploration and Production segment’s fiscal 2024 net production guidance is now expected to be in the range of 395 to 410 Bcf, an increase of 2.5 Bcf at the midpoint. This guidance range does not incorporate any price-related curtailments over the remainder of the fiscal year. Seneca currently has firm sales contracts in place for approximately 90% of its projected remaining fiscal 2024 production, limiting its exposure to in-basin markets. Approximately 72% of Seneca’s expected remaining production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price.

The Company’s consolidated capital expenditures are now expected to be in the range of $885 to $1,000 million, a 2% increase from the midpoint of previous guidance. This increase is due to the estimated impact of New York State’s recently enacted Roadway Excavation Quality Assurance Act (“REQAA”), which requires that contractors pay state published prevailing wages to their employees on projects that require a permit to operate in a public right of way. We anticipate these higher costs to be passed on to the Company, which are expected to be recoverable and are being addressed in the Company’s ongoing rate case proceeding in New York.

The Company’s other guidance assumptions remain largely unchanged from the previous guidance. The details are outlined in the table on page 7.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2023 is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.
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Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	December 31
(in thousands)	2023	2022	Variance
GAAP Earnings	$52,483	$91,192	$(38,709)
Unrealized (gain) loss on derivative asset, net of tax	3,047	—	3,047
Adjusted Operating Results	$55,530	$91,192	$(35,662)

Adjusted EBITDA	$159,970	$190,330	$(30,360)

Seneca’s first quarter GAAP earnings decreased $38.7 million versus the prior year. Higher natural gas production, lower per unit LOE, and lower other taxes were more than offset by lower realized natural gas prices, and increases in per unit depreciation, depletion and amortization (“DD&A”), general and administrative (“G&A”), other operation and maintenance (“O&M”) and interest expenses. The earnings decrease also includes an unrealized loss of $4.2 million ($3.0 million after-tax) recognized during the current-year first quarter from a reduction in the fair value of the contingent consideration Seneca received in connection with the June 2022 divestiture of its California assets. Excluding this loss, Seneca's earnings decreased $35.7 million,

During this year's first quarter, Seneca produced 100.8 Bcf of natural gas, an increase of 10.2 Bcf, or 11%, from the prior year, largely due to production from new Marcellus and Utica wells in Seneca's EDA.
Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.51 per Mcf, a decrease of $0.51 per Mcf from the prior year.

On a per unit basis, LOE was $0.67 per Mcf, a decrease of $0.01 per Mcf from the prior year. On an absolute basis, LOE increased $5.5 million due primarily to higher transportation and gathering costs as a result of increased production. LOE includes $56.2 million for gathering and compression services from NFG Midstream to connect Seneca’s production to sales points along interstate pipelines.

G&A expense was $0.18 per Mcf, an increase of less than $0.01 per Mcf from the prior year. On an absolute basis, Seneca’s G&A expense increased $2.2 million primarily due to an increase in personnel costs.

DD&A expense was $0.71 per Mcf, an increase of $0.10 per Mcf from the prior year. Absolute DD&A expense increased $16.4 million due to higher natural gas production and a higher per unit DD&A rate. The higher per unit rate was driven by an increase in Seneca's full cost pool due to a combination of higher capitalized costs and an increase in estimated future development costs related to proved undeveloped wells.

Other taxes decreased $3.3 million largely as a result of lower Impact Fees in Pennsylvania due to the decline in NYMEX natural gas prices. Seneca's all other O&M expense increased $3.0 million due primarily to the accrual of estimated plugging and abandonment expenses related to certain California wells that were sold by Seneca in 2004 to an operator that is no longer in business. As a result, the cost of abandoning the wells will likely revert back to Seneca.

Interest expense increased $2.0 million due primarily to higher average interest rates combined with a higher average amount of net borrowings.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31
(in thousands)	2023	2022	Variance
GAAP Earnings	$24,055	$29,476	$(5,421)

Adjusted EBITDA	$59,142	$64,528	$(5,386)

The Pipeline and Storage segment’s first quarter GAAP earnings decreased $5.4 million versus the prior year primarily due to lower operating revenues, higher O&M and DD&A expenses. The decrease in operating revenues of $3.2 million was primarily attributable to contract expirations that occurred near the end of the prior-year first quarter. O&M expense increased $1.9 million primarily due to an increase in personnel costs. The increase in DD&A expense of $0.8 million was attributable to higher average depreciable plant in service compared to the prior year.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31
(in thousands)	2023	2022	Variance
GAAP Earnings	$28,825	$24,738	$4,087

Adjusted EBITDA	$53,061	$46,715	$6,346

The Gathering segment’s first quarter GAAP earnings increased $4.1 million versus the prior year due primarily to higher operating revenues, partly offset by higher DD&A expense. Operating revenues increased $6.2 million, or 11%, which was the result of a $4.2 million increase in revenue from Seneca and a $2.0 million increase in revenue from non-affiliated parties. DD&A expense increased $0.7 million due primarily to higher average depreciable plant in service compared to the prior year.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31
(in thousands)	2023	2022	Variance
GAAP Earnings	$26,551	$23,817	$2,734

Adjusted EBITDA	$53,366	$51,577	$1,789

The Utility segment’s first quarter GAAP earnings increased $2.7 million versus the prior year due to higher customer margins (operating revenues less purchased gas sold) and a lower effective income tax rate, partially offset by increases in O&M and DD&A expenses.
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The $4.7 million increase in customer margin for the quarter was primarily a result of the $23 million annual rate increase in Distribution's Pennsylvania jurisdiction that was approved last year and went into effect in August 2023. Higher revenues from the Company’s system modernization tracking mechanisms in its New York service territory also contributed to the increase. These increases were partially offset by a decrease in customer usage due in large part to warmer weather as compared to the prior-year first quarter. The impact of temperature fluctuations on usage and margin revenues is largely protected by weather normalization adjustment (“WNA”) mechanisms in both the New York and Pennsylvania jurisdictions. The Company's WNA mechanism in Pennsylvania, which went into effect for the first time in October 2023, is subject to a dead-band threshold whereby margin impacted by weather that is more than 3% warmer or colder than normal is recovered or refunded through the mechanism.

O&M expense increased by $3.4 million, primarily driven by higher personnel costs and an increase in expenses related to the current New York rate case proceeding filed during the quarter. These increases were partially offset by a decline in the accrual for uncollectible accounts due to a decrease in the natural gas commodity component of customer bills. DD&A expense increased $1.2 million primarily due to higher average depreciable plant in service compared to the prior year.

The reduction in the Utility segment's effective income tax rate was primarily driven by an increase in tax deductions related to certain repairs and maintenance expenditures as a result of recently updated IRS guidance.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of $1.1 million in the current year first quarter, which was $0.6 million higher than the combined earnings of $0.5 million in the prior-year first quarter. The increase in earnings was primarily driven by a higher amount of unrealized gains on investment securities recognized in the current quarter as compared to the prior-year first quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, February 8, 2024, at 10 a.m. Eastern Time to discuss this announcement. To pre-register for the call (recommended), please visit https://www.netroadshow.com/events/login?show=4b2c797c&confId=59975. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-833–470–1428 and provide Participant Access Code 059311. The teleconference will also be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. A telephone replay of the teleconference call will be available through the end of the day on Thursday, February 15, 2024. To access the replay, dial U.S. toll free 1-866-813-9403 and provide Replay Access Code 385109.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions
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Page 6.

targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2024. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the nine months ending September 30, 2024, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2024 Guidance	Updated FY 2024 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$5.40 to $5.90	$4.90 to $5.20
Consolidated Effective Tax Rate	~ 25 - 25.5%	~ 25 - 25.5%

Capital Expenditures (Millions)
Exploration and Production	$525 - $575	$525 - $575
Pipeline and Storage	$120 - $140	$120 - $140
Gathering	$90 - $110	$90 - $110
Utility	$130 - $150	$150 - $175
Consolidated Capital Expenditures	$865 - $975	$885 - $1,000

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$3.25 /MMBtu	$2.40 /MMBtu
Appalachian basin spot price	$2.40 - $2.45 /MMBtu	$1.70 /MMBtu

Production (Bcf)	390 to 410	395 to 410

E&P Operating Costs ($/Mcf)
LOE	$0.69 - $0.71	$0.69 - $0.70
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.69 - $0.74	$0.69 - $0.74

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$240 - $260	$245 - $260
Pipeline and Storage Segment Revenues	$380 - $420	$380 - $420

* Commodity price assumptions are for the remaining 9 months of the fiscal year.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2023 GAAP earnings	$91,192	$29,476	$24,738	$23,817	$466	$169,689
Items impacting comparability:
Unrealized (gain) loss on other investments					(209)	(209)
Tax impact of unrealized (gain) loss on other investments					44	44
First quarter 2023 adjusted operating results	91,192	29,476	24,738	23,817	301	169,524
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	24,265					24,265
Higher (lower) realized natural gas prices, after hedging	(40,682)					(40,682)
Midstream Revenues
Higher (lower) operating revenues		(2,561)	4,878			2,317
Downstream Margins***
Impact of usage and weather				(2,759)		(2,759)
Impact of new rates in Pennsylvania				6,849		6,849
System modernization and improvement tracker revenues				918		918
Operating Expenses
Lower (higher) lease operating and transportation expenses	(4,367)					(4,367)
Lower (higher) operating expenses	(4,121)	(1,526)		(3,787)	(465)	(9,899)
Lower (higher) property, franchise and other taxes	2,637					2,637
Lower (higher) depreciation / depletion	(12,962)	(631)	(592)	(919)		(15,104)
Other Income (Expense)
Higher (lower) other income				748	(911)	(163)
(Higher) lower interest expense	(1,607)	(611)			1,280	(938)
Income Taxes
Lower (higher) income tax expense / effective tax rate	2,017	128	(483)	1,817	27	3,506
All other / rounding	(842)	(220)	284	(133)	45	(866)
First quarter 2024 adjusted operating results	55,530	24,055	28,825	26,551	277	135,238
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(4,198)					(4,198)
Tax impact of unrealized gain (loss) on derivative asset	1,151					1,151
Unrealized gain (loss) on other investments					1,049	1,049
Tax impact of unrealized gain (loss) on other investments					(220)	(220)
First quarter 2024 GAAP earnings	$52,483	$24,055	$28,825	$26,551	$1,106	$133,020

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2023 GAAP earnings per share	$0.99	$0.32	$0.27	$0.26	$—	$1.84
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax					—	—
First quarter 2023 adjusted operating results per share	0.99	0.32	0.27	0.26	—	1.84
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.26					0.26
Higher (lower) realized natural gas prices, after hedging	(0.44)					(0.44)
Midstream Revenues
Higher (lower) operating revenues		(0.03)	0.05			0.02
Downstream Margins***
Impact of usage and weather				(0.03)		(0.03)
Impact of new rates in Pennsylvania				0.07		0.07
System modernization and improvement tracker revenues				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.05)					(0.05)
Lower (higher) operating expenses	(0.04)	(0.02)		(0.04)	(0.01)	(0.11)
Lower (higher) property, franchise and other taxes	0.03					0.03
Lower (higher) depreciation / depletion	(0.14)	(0.01)	(0.01)	(0.01)		(0.17)
Other Income (Expense)
Higher (lower) other income				0.01	(0.01)	—
(Higher) lower interest expense	(0.02)	(0.01)			0.01	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.02	—	(0.01)	0.02	—	0.03
All other / rounding	(0.01)	0.01	0.01	—	0.01	0.02
First quarter 2024 adjusted operating results per share	0.60	0.26	0.31	0.29	—	1.46
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.03)					(0.03)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
First quarter 2024 GAAP earnings per share	$0.57	$0.26	$0.31	$0.29	$0.01	$1.44

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2023	2022
Operating Revenues:
Utility Revenues	$201,920	$311,619
Exploration and Production and Other Revenues	254,019	276,973
Pipeline and Storage and Gathering Revenues	69,422	70,267
	525,361	658,859
Operating Expenses:
Purchased Gas	56,552	171,197
Operation and Maintenance:
Utility	53,705	50,352
Exploration and Production and Other	34,826	26,874
Pipeline and Storage and Gathering	34,962	33,261
Property, Franchise and Other Taxes	22,416	26,205
Depreciation, Depletion and Amortization	115,790	96,600
	318,251	404,489

Operating Income	207,110	254,370

Other Income (Expense):
Other Income (Deductions)	3,732	6,318
Interest Expense on Long-Term Debt	(28,462)	(29,604)
Other Interest Expense	(6,273)	(3,843)

Income Before Income Taxes	176,107	227,241

Income Tax Expense	43,087	57,552

Net Income Available for Common Stock	$133,020	$169,689

Earnings Per Common Share
Basic	$1.45	$1.85
Diluted	$1.44	$1.84

Weighted Average Common Shares:
Used in Basic Calculation	91,910,244	91,579,814
Used in Diluted Calculation	92,442,145	92,268,210

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2023	2023
ASSETS
Property, Plant and Equipment	$13,857,060	$13,635,303
Less - Accumulated Depreciation, Depletion and Amortization	6,435,129	6,335,441
Net Property, Plant and Equipment	7,421,931	7,299,862
Current Assets:
Cash and Temporary Cash Investments	41,685	55,447
Receivables - Net	189,669	160,601
Unbilled Revenue	48,265	16,622
Gas Stored Underground	26,891	32,509
Materials and Supplies - at average cost	47,692	48,989
Other Current Assets	99,400	100,260
Total Current Assets	453,602	414,428
Other Assets:
Recoverable Future Taxes	73,283	69,045
Unamortized Debt Expense	6,829	7,240
Other Regulatory Assets	72,088	72,138
Deferred Charges	80,347	82,416
Other Investments	76,633	73,976
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	208,015	200,301
Fair Value of Derivative Financial Instruments	184,739	50,487
Other	4,549	4,891
Total Other Assets	711,959	565,970
Total Assets	$8,587,492	$8,280,260
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 92,115,581 Shares and 91,819,405 Shares, Respectively	$92,116	$91,819
Paid in Capital	1,041,226	1,040,761
Earnings Reinvested in the Business	1,973,279	1,885,856
Accumulated Other Comprehensive Income (Loss)	67,381	(55,060)
Total Comprehensive Shareholders' Equity	3,174,002	2,963,376
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,385,523	2,384,485
Total Capitalization	5,559,525	5,347,861
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	300,000	287,500
Accounts Payable	105,390	152,193
Amounts Payable to Customers	60,032	59,019
Dividends Payable	45,597	45,451
Interest Payable on Long-Term Debt	42,288	20,399
Customer Advances	23,086	21,003
Customer Security Deposits	30,843	28,764
Other Accruals and Current Liabilities	200,009	160,974
Fair Value of Derivative Financial Instruments	—	31,009
Total Current and Accrued Liabilities	807,245	806,312
Other Liabilities:
Deferred Income Taxes	1,164,512	1,124,170
Taxes Refundable to Customers	317,838	268,562
Cost of Removal Regulatory Liability	284,687	277,694
Other Regulatory Liabilities	165,988	165,441
Other Post-Retirement Liabilities	2,859	2,915
Asset Retirement Obligations	164,777	165,492
Other Liabilities	120,061	121,813
Total Other Liabilities	2,220,722	2,126,087
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,587,492	$8,280,260

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2023	2022

Operating Activities:
Net Income Available for Common Stock	$133,020	$169,689
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	115,790	96,600
Deferred Income Taxes	38,362	53,457
Stock-Based Compensation	4,660	5,575
Other	8,041	4,078
Change in:
Receivables and Unbilled Revenue	(58,459)	(29,522)
Gas Stored Underground and Materials and Supplies	6,915	5,622
Unrecovered Purchased Gas Costs	—	20,603
Other Current Assets	892	(1,748)
Accounts Payable	(3,355)	6,091
Amounts Payable to Customers	1,013	(265)
Customer Advances	2,083	5,206
Customer Security Deposits	2,079	4,546
Other Accruals and Current Liabilities	28,612	4,523
Other Assets	(6,306)	(20,238)
Other Liabilities	(2,403)	3,122
Net Cash Provided by Operating Activities	$270,944	$327,339

Investing Activities:
Capital Expenditures	$(246,938)	$(233,473)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	—	10,000
Other	(920)	14,637
Net Cash Used in Investing Activities	$(247,858)	$(208,836)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$—	$250,000
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	12,500	(60,000)
Reduction of Long-Term Debt	—	(150,000)
Dividends Paid on Common Stock	(45,451)	(43,452)
Net Repurchases of Common Stock	(3,897)	(6,694)
Net Cash Used in Financing Activities	$(36,848)	$(10,146)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(13,762)	108,357
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	55,447	137,718
Cash, Cash Equivalents, and Restricted Cash at December 31	$41,685	$246,075

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2023	2022	Variance
Total Operating Revenues	$254,019	$276,973	$(22,954)
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,793	15,598	2,195
Lease Operating and Transportation Expense	67,074	61,546	5,528
All Other Operation and Maintenance Expense	5,544	2,523	3,021
Property, Franchise and Other Taxes	3,638	6,976	(3,338)
Depreciation, Depletion and Amortization	71,965	55,558	16,407
	166,014	142,201	23,813

Operating Income	88,005	134,772	(46,767)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	100	347	(247)
Interest and Other Income (Deductions)	(1,513)	1,331	(2,844)
Interest Expense	(15,268)	(13,234)	(2,034)
Income Before Income Taxes	71,324	123,216	(51,892)
Income Tax Expense	18,841	32,024	(13,183)
Net Income	$52,483	$91,192	$(38,709)
Net Income Per Share (Diluted)	$0.57	$0.99	$(0.42)

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2023	2022	Variance
Revenues from External Customers	$64,826	$67,621	$(2,795)
Intersegment Revenues	29,587	30,034	(447)
Total Operating Revenues	94,413	97,655	(3,242)
Operating Expenses:
Purchased Gas	601	425	176
Operation and Maintenance	25,950	24,018	1,932
Property, Franchise and Other Taxes	8,720	8,684	36
Depreciation, Depletion and Amortization	18,213	17,414	799
	53,484	50,541	2,943

Operating Income	40,929	47,114	(6,185)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,257	1,330	(73)
Interest and Other Income	1,931	1,864	67
Interest Expense	(11,725)	(10,952)	(773)
Income Before Income Taxes	32,392	39,356	(6,964)
Income Tax Expense	8,337	9,880	(1,543)
Net Income	$24,055	$29,476	$(5,421)
Net Income Per Share (Diluted)	$0.26	$0.32	$(0.06)

	Three Months Ended
	December 31,
GATHERING SEGMENT	2023	2022	Variance
Revenues from External Customers	$4,596	$2,646	$1,950
Intersegment Revenues	57,992	53,767	4,225
Total Operating Revenues	62,588	56,413	6,175
Operating Expenses:
Operation and Maintenance	9,504	9,687	(183)
Property, Franchise and Other Taxes	23	11	12
Depreciation, Depletion and Amortization	9,458	8,709	749
	18,985	18,407	578

Operating Income	43,603	38,006	5,597

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	9	37	(28)
Interest and Other Income	73	170	(97)
Interest Expense	(3,729)	(4,042)	313
Income Before Income Taxes	39,956	34,171	5,785
Income Tax Expense	11,131	9,433	1,698
Net Income	$28,825	$24,738	$4,087
Net Income Per Share (Diluted)	$0.31	$0.27	$0.04

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2023	2022	Variance
Revenues from External Customers	$201,920	$311,619	$(109,699)
Intersegment Revenues	87	62	25
Total Operating Revenues	202,007	311,681	(109,674)
Operating Expenses:
Purchased Gas	84,051	198,420	(114,369)
Operation and Maintenance	54,684	51,276	3,408
Property, Franchise and Other Taxes	9,906	10,408	(502)
Depreciation, Depletion and Amortization	16,037	14,874	1,163
	164,678	274,978	(110,300)

Operating Income	37,329	36,703	626

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	470	(8)	478
Interest and Other Income	1,911	1,440	471
Interest Expense	(8,457)	(8,043)	(414)
Income Before Income Taxes	31,253	30,092	1,161
Income Tax Expense	4,702	6,275	(1,573)
Net Income	$26,551	$23,817	$2,734
Net Income Per Share (Diluted)	$0.29	$0.26	$0.03

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2023	2022	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	—	—	—
Total Operating Revenues	—	—	—
Operating Expenses:
Operation and Maintenance	—	21	(21)
	—	21	(21)

Operating Loss	—	(21)	21
Other Income (Expense):
Interest and Other Income (Deductions)	(77)	(324)	247
Interest Expense	(81)	(21)	(60)
Loss before Income Taxes	(158)	(366)	208
Income Tax Benefit	(37)	(86)	49
Net Loss	$(121)	$(280)	$159
Net Loss Per Share (Diluted)	$—	$(0.01)	$0.01

	Three Months Ended
	December 31,
CORPORATE	2023	2022	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	1,285	1,152	133
Total Operating Revenues	1,285	1,152	133
Operating Expenses:
Operation and Maintenance	3,795	3,185	610
Property, Franchise and Other Taxes	129	126	3
Depreciation, Depletion and Amortization	117	45	72
	4,041	3,356	685

Operating Loss	(2,756)	(2,204)	(552)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(387)	(354)	(33)
Interest and Other Income	41,030	37,877	3,153
Interest Expense on Long-Term Debt	(28,462)	(29,604)	1,142
Other Interest Expense	(8,085)	(4,943)	(3,142)
Income before Income Taxes	1,340	772	568
Income Tax Expense	113	26	87
Net Income	$1,227	$746	$481
Net Income Per Share (Diluted)	$0.01	$0.01	$—

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2023	2022	Variance
Intersegment Revenues	$(88,951)	$(85,015)	$(3,936)
Operating Expenses:
Purchased Gas	(28,100)	(27,648)	(452)
Operation and Maintenance	(60,851)	(57,367)	(3,484)
	(88,951)	(85,015)	(3,936)
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(41,072)	(37,392)	(3,680)
Interest Expense	41,072	37,392	3,680
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2023		2022		(Decrease)

Capital Expenditures:
Exploration and Production	$160,957	(1)(2)	$168,505	(3)(4)	$(7,548)
Pipeline and Storage	24,554	(1)(2)	16,427	(3)(4)	8,127
Gathering	19,569	(1)(2)	13,293	(3)(4)	6,276
Utility	30,510	(1)(2)	25,288	(3)(4)	5,222
Total Reportable Segments	235,590		223,513		12,077
All Other	—		—		—
Corporate	61		12		49
Total Capital Expenditures	$235,651		$223,525		$12,126

(1)Capital expenditures for the quarter ended December 31, 2023, include accounts payable and accrued liabilities related to capital expenditures of $74.9 million, $5.5 million, $11.1 million, and $6.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2023, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the quarter ended December 31, 2023, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the quarter ended December 31, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2023.
(3)Capital expenditures for the quarter ended December 31, 2022, include accounts payable and accrued liabilities related to capital expenditures of $102.9 million, $2.1 million, $1.1 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at December 31, 2022, since they represented non-cash investing activities at that date.

(4)Capital expenditures for the year ended December 31, 2022, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the quarter ended December 31, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2022.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2023	2022	Normal (1)	Last Year (1)
Buffalo, NY	2,253	1,858	2,048	(17.5)	(9.3)
Erie, PA(2)	1,894	1,664	1,987	(12.1)	(16.3)
(1)Percents compare actual 2023 degree days to normal degree days and actual 2023 degree days to actual 2022 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in Pennsylvania in August 2023.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2023	2022	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	100,757	90,574	10,183

Average Prices (Per Mcf)
Weighted Average	$2.31	$4.77	$(2.46)
Weighted Average after Hedging	2.51	3.02	(0.51)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcf (1)	$0.18	$0.17	$0.01
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.67	$0.68	$(0.01)
Depreciation, Depletion & Amortization per Mcf (1)	$0.71	$0.61	$0.10

(1)Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment..
(2)Amounts include transportation expense of $0.56 and $0.59 per Mcf for the three months ended December 31, 2023 and December 31, 2022, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	112,110,000	MMBTU	$3.37 / MMBTU
No Cost Collars	45,900,000	MMBTU	$3.29 / MMBTU (Floor) / $4.08 / MMBTU (Ceiling)
Fixed Price Physical Sales	65,537,550	MMBTU	$2.44 / MMBTU
Total	223,547,550	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	94,960,000	MMBTU	$3.50 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	76,425,978	MMBTU	$2.47 / MMBTU
Total	215,345,978	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	38,020,000	MMBTU	$3.98 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	69,397,972	MMBTU	$2.41 / MMBTU
Total	150,137,972	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	21,750,000	MMBTU	$4.16 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	49,183,383	MMBTU	$2.42 / MMBTU
Total	74,493,383	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,750,000	MMBTU	$4.16 / MMBTU
Fixed Price Physical Sales	12,469,845	MMBTU	$2.49 / MMBTU
Total	14,219,845	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	788,352	MMBTU	$2.54 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2023	2022	(Decrease)
Firm Transportation - Affiliated	31,495	38,469	(6,974)
Firm Transportation - Non-Affiliated	168,606	186,154	(17,548)
Interruptible Transportation	118	1,308	(1,190)
	200,219	225,931	(25,712)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2023	2022	(Decrease)
Gathered Volume	124,261	108,027	16,234

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2023	2022	(Decrease)
Retail Sales:
Residential Sales	17,982	20,153	(2,171)
Commercial Sales	2,800	2,994	(194)
Industrial Sales	138	151	(13)
	20,920	23,298	(2,378)
Transportation	17,528	18,310	(782)
	38,448	41,608	(3,160)

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2023 and 2022:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2023	2022
Reported GAAP Earnings	$133,020	$169,689
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	4,198	—
Tax impact of unrealized (gain) loss on derivative asset	(1,151)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,049)	(209)
Tax impact of unrealized (gain) loss on other investments	220	44
Adjusted Operating Results	$135,238	$169,524

Reported GAAP Earnings Per Share	$1.44	$1.84
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.03	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	—
Adjusted Operating Results Per Share	$1.46	$1.84

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2023 and 2022:

	Three Months Ended
	December 31,
(in thousands)	2023	2022
Reported GAAP Earnings	$133,020	$169,689
Depreciation, Depletion and Amortization	115,790	96,600
Other (Income) Deductions	(3,732)	(6,318)
Interest Expense	34,735	33,447
Income Taxes	43,087	57,552
Adjusted EBITDA	$322,900	$350,970

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$59,142	$64,528
Gathering Adjusted EBITDA	53,061	46,715
Total Midstream Businesses Adjusted EBITDA	112,203	111,243
Exploration and Production Adjusted EBITDA	159,970	190,330
Utility Adjusted EBITDA	53,366	51,577
Corporate and All Other Adjusted EBITDA	(2,639)	(2,180)
Total Adjusted EBITDA	$322,900	$350,970

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2023	2022
Exploration and Production Segment
Reported GAAP Earnings	$52,483	$91,192
Depreciation, Depletion and Amortization	71,965	55,558
Other (Income) Deductions	1,413	(1,678)
Interest Expense	15,268	13,234
Income Taxes	18,841	32,024
Adjusted EBITDA	$159,970	$190,330

Pipeline and Storage Segment
Reported GAAP Earnings	$24,055	$29,476
Depreciation, Depletion and Amortization	18,213	17,414
Other (Income) Deductions	(3,188)	(3,194)
Interest Expense	11,725	10,952
Income Taxes	8,337	9,880
Adjusted EBITDA	$59,142	$64,528

Gathering Segment
Reported GAAP Earnings	$28,825	$24,738
Depreciation, Depletion and Amortization	9,458	8,709
Other (Income) Deductions	(82)	(207)
Interest Expense	3,729	4,042
Income Taxes	11,131	9,433
Adjusted EBITDA	$53,061	$46,715

Utility Segment
Reported GAAP Earnings	$26,551	$23,817
Depreciation, Depletion and Amortization	16,037	14,874
Other (Income) Deductions	(2,381)	(1,432)
Interest Expense	8,457	8,043
Income Taxes	4,702	6,275
Adjusted EBITDA	$53,366	$51,577

Corporate and All Other
Reported GAAP Earnings	$1,106	$466
Depreciation, Depletion and Amortization	117	45
Other (Income) Deductions	506	193
Interest Expense	(4,444)	(2,824)
Income Taxes	76	(60)
Adjusted EBITDA	$(2,639)	$(2,180)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to reliably predict the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.